Exhibit 99.2

ROCK RIDGE ROYALTY COMPANY LLC

CONDENSED BALANCE SHEETS

UNAUDITED

(in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$8,517	$6,267
Accounts receivable	6,752	5,290
Prepaids and other current assets	40	79

Total current assets	15,309	11,636
Property, plant and equipment, net:
Oil and gas properties, full cost method of accounting	121,435	122,910
Other property and equipment, net	58	64
Loan origination cost, net	289	310

Total assets	$137,091	$134,920

Liabilities and Members’ Interest
Accounts payable	$237	$115
Accounts payable—affiliates	62	158
Commodity derivatives	585	156
Other liabilities	15	18

Total current liabilities	899	447
Credit facility	—	—
Other liabilities	13	19

Total liabilities	912	466
Commitments and contingencies (Note 9)
Members’ interest	136,179	134,454

Total liabilities and members’ interest	$137,091	$134,920

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

CONDENSED STATEMENTS OF OPERATIONS

UNAUDITED

FOR THE PERIODS ENDED MARCH 31

(in thousands)

	2021	2020
Revenues
Royalty revenue	$4,560	$8,837
Lease bonus and right of way revenue	—	12
Loss on derivative instruments, net	(671)	—

Total revenues	3,889	8,849
Operating Expenses
Lease operating expenses	2	—
Ad valorem taxes	226	10
Depreciation, depletion and amortization	1,482	4,104
General and administrative	410	1,594

Total operating expenses	2,120	5,708
Operating income	1,769	3,141
Interest expense	(44)	(52)

Net income	$1,725	$3,089

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

CONDENSED STATEMENT OF CHANGES IN MEMBERS’ INTEREST

UNAUDITED

(in thousands)

Total Members’ Interest
December 31, 2020	$134,454

Net income	1,725

March 31, 2021	$136,179

Total Members’ Interest
December 31, 2019	$204,264

Net income	3,685

March 31, 2020	$207,949

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE PERIODS ENDED MARCH 31

UNAUDITED

(in thousands)

	2021	2020
Cash flows from operating activities
Net income	$1,725	$3,089
Depreciation, depletion and amortization	1,482	4,104
Deferred loan cost amortization	21	19
Unrealized loss on derivatives	429	—
Changes in operating assets and liabilities
Accounts receivable	(1,463)	(1,522)
Accounts payable	121	(177)
Accounts payable—affiliates	(95)	246
Prepaids and other	30	(70)

Net cash provided by operating activities	2,250	5,689
Cash flows from investing activities
Purchase of oil and gas mineral interest	—	(2,358)
Purchase of other property and equipment	—	(10)

Net cash used in investing activities	—	(2,368)
Cash flows from financing activities
Repayment of line of credit	—	(1,200)
Loan origination cost	—	(58)

Net cash used in financing activities	—	(1,258)

Net change in cash and cash equivalents	2,250	2,063
Cash and cash equivalents, beginning of period	6,267	2,390
Cash and cash equivalents, end of period	$8,517	$4,453

Supplemental cash disclosure:
Cash paid for interest	$47	$54

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Rock Ridge Royalty Company LLC (the “Company”), a Delaware limited liability company, was formed on November 23, 2016, and is engaged in the acquisition and management of mineral and royalty assets throughout the Delaware basin in west Texas.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All dollar amounts in the financial statements and tables in the notes are stated in thousands of U.S. dollars unless otherwise indicated. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies which are, in the opinion of management, necessary to a fair statement of the results in the interim periods presented and are of a normal recurring nature. Actual results may differ from those estimates. The results for interim periods are not necessarily indicative of annual results.

Certain disclosures have been condensed or omitted from these financial statements. Accordingly, these condensed notes to the financial statements should be read in conjunction with the audited financial statements.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates include the carrying value of oil and gas properties.

Royalty Mineral Interests in Oil and Gas Properties

Royalty interests include acquired mineral, oil and natural gas, and other royalty interests in the production, development and exploration stage properties. The Company’s royalty interests have no rights or obligations to explore, develop or operate the properties in which it maintains such interests, and the Company does not incur any of the cost of exploration, development and operation of the properties.

The Company applies the full cost method of accounting for oil and gas properties. Accordingly, all costs incurred in the acquisition of oil and gas properties are capitalized.

The Company assesses its oil and gas properties whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Costs associated with proved oil and gas properties are subject to the full cost ceiling limitation which generally limits unamortized capitalized costs to the discounted future net revenues from proved reserves, based on the average of the first day prices of the previous twelve months and operating conditions. There were no impairments of proved oil and gas properties for the three-month periods ended March 31, 2021 and 2020.

Costs associated with unproved properties that have not been impaired are excluded from the depletion base. As proved reserves are established, costs associated with unproved properties become part of our depletion base. We determine the amount of costs to transfer from unproved properties based on our estimate of the potential drilling locations and potential reserves associated with those properties.

Unproved properties are assessed annually to ascertain whether impairment has occurred. The impairment assessment includes consideration of our understanding of the operators’ intent to fully develop our unproved properties, remaining lease terms, geological and geophysical evaluations, drilling results, potential drilling locations, availability of capital, assignment of proved reserves, expected divestitures, anticipated future capital expenditures and market considerations, among others. During any period in which impairment is indicated, the accumulated costs associated with the impaired property are transferred to proved properties, become part of our depletion base, and become subject to the full cost ceiling limitation.

Depreciation, depletion and amortization of proved oil and gas properties are computed on the units–of–production method, using estimates of the underlying proved reserves.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Derivative Activity

The Company uses derivative financial instruments to reduce exposure to fluctuations in commodity prices. These transactions are in the form of crude oil swaps.

The Company reports the fair value of derivatives on the condensed balance sheets in commodity derivative assets or liabilities as either current or noncurrent. The Company determines the current and noncurrent classification based on the timing of expected future cash flows of the individual trades. The Company reports these on a gross basis by counterparty.

The Company’s derivative instruments were not designated as hedges for accounting purposes. Accordingly, the changes in fair value are recognized along with realized gains and losses in Loss on derivative instruments, net, in the condensed statements of operations in the period of change.

Fair Value of Financial Instruments

Certain of our assets and liabilities are measured at fair value as of the reporting period. Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants. Fair value measurements are classified according to the following hierarchy that consists of three broad levels:

Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 inputs: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 inputs: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Valuation techniques that maximize the use of observable inputs are favored. Assets and liabilities are classified in their entirety based on the lowest priority level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement of assets and liabilities within the levels of the fair value hierarchy. Reclassifications of fair value between level 1, level 2, and level 3 of the fair value hierarchy, if applicable, are made at the end of each reporting period.

Revenue Recognition

Royalty revenue from sales of oil and natural gas are recognized at the point control of the product is transferred to the customer and collectability of the sales price is reasonably assured. Oil is priced on the delivery date based upon prevailing prices published by purchasers with certain adjustments related to oil quality and physical location.

The price we receive for natural gas is tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality and heat content of natural gas, and prevailing supply and demand conditions, so that the price of natural gas fluctuates to remain competitive with other available natural gas supplies. As each unit of product represents a separate performance obligation and the consideration is variable as it relates to oil and natural gas prices, we recognize revenue from oil and natural gas sales using the practical expedient for variable consideration.

The Company also earns revenue from lease bonuses, right-of-way and delay rentals. The Company generates lease bonus revenue by leasing its mineral interests to exploration and production companies. A lease agreement represents the Company’s contract with a customer and generally transfers the rights to any oil or natural gas discovered, grants the Company a right to a specified royalty interest, and requires that drilling and completion operations commence within a specified time period. Control is transferred to the lessee and the Company has satisfied its performance obligation when the lease agreement is executed, such that revenue is recognized when the lease bonus payment is received. The Company recognizes revenue from right-of-way payments, which grants others access to land owned by the Company to perform necessary services to produce oil and gas. The Company also recognizes revenue from delay rentals to the extent drilling has not started within the specified period, payment has been received, and the Company has no further obligation to refund the payment.

	March 31, 2021	December 31, 2020
Oil and gas properties:
Proved oil and gas properties	$169,949	$169,949
Unproved oil and gas properties excluded from amortization	50,276	50,276
Accumulated depreciation, depletion and amortization and impairment	(98,790)	(97,315)

Total oil and gas properties, net	$121,435	$122,910

Other property and equipment:
Furniture and equipment	$160	$160
Accumulated depreciation	(102)	(96)

Total other property and equipment, net	$58	$64

NOTE 4. DERIVATIVE INSTRUMENTS

The Company engages in price risk management activities. These activities are intended to manage the Partnership’s exposure to fluctuations in crude oil prices. The Partnership primarily utilizes price swaps.

Commodity derivatives are classified as Level 2 within the fair value hierarchy. The fair value of these instruments is estimated using forward-looking price curves and discounted cash flows that are observable or that can be corroborated by observable market data.

Crude oil derivatives settle against the average of the prompt month NYMEX future prices for West Texas Intermediate crude oil. The fair values of commodity derivatives were as follows (in thousands):

	March 31, 2021	December 31, 2020
Commodity derivative liabilities
Current portion	$585	$156
Long-term portion	—	—

	585	156

Net commodity derivatives	$(585)	$(156)

The following presents the results of the Company’s oil and gas derivative activity included in revenue in the statements of operations during the three-month periods ended March 31, 2021 and 2020:

	March 31, 2021	December 31, 2020
Realized loss
Oil derivatives	$(242)	$—
Unrealized loss
Oil derivatives	$(429)	$—

Loss on derivative instruments, net	$(671)	$—

The Company had the following outstanding open crude oil positions as of March 31, 2021:

Expirations 2021
Oil Swaps:
Notional volume (bbl)	55,349
Weighted average swap price	$46.05

The Company had the following outstanding open crude oil positions as of December 31, 2020:

Expirations 2021
Oil Swaps:
Notional volume (bbl)	69,602
Weighted average swap price	$46.05

NOTE 5. CREDIT FACILITY

Reserves-based line of credit

On September 30, 2019, the Company entered into a senior, first lien credit agreement with Royal Bank of Canada (“RBC”), as administrative agent, collateral agent, swingline lender, and an issuing bank. The credit agreement provides for a $25.0 million senior secured revolving credit facility expiring September 30, 2024 (the “Credit Facility”). The borrowing base at December 31, 2020 is $25 million.

On April 16, 2021, the borrowing base was reaffirmed at $25.0 million.

The Credit Facility contains certain financial covenants that must be met by the Company. A current ratio of 1.0 times or greater must be maintained at each quarter end starting with the quarter ending December 31, 2019. The calculation of the current ratio under the Credit Agreement dictates that the available, undrawn balance on the Credit Facility be added to current assets for debt compliance calculation purposes, among other adjustments. Further, the debt to EBITDA ratio for the trailing four-fiscal quarters must be no greater than 4.0 times starting with the quarter ending December 31, 2019. The covenants also include certain customary restrictions on sales or encumbrances of assets, other advances, indebtedness, distributions and mergers or consolidations.

The applicable base rate is equal to the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 2% to 3% based on the percentage of the borrowing base utilized. As of December 31, 2020, the margin was 2%. The Credit Facility carries a commitment fee of 37.5 to 50 basis points on the unused portion of the borrowing base. Interest expense related to the commitment fee on the unused portion of the borrowing base of $23 thousand and $33 thousand was recorded during the three-month periods ended March 31, 2021 and 2020, respectively.

NOTE 6. MEMBERS’ INTEREST

The Company has two classes of Member Interests consisting of Common Interest and Profits Interest. These interests include one series of Profits Interest, the Series A Profits Interest, and two series of Common Interest, the Series B Common Interest and the Series C Common Interest. The Series B members have a total aggregate commitment of up to $500 million and the Series A Profits Interest holders have the right to contribute and purchase Series C Common interest for an aggregate commitment amount of up to $33.6 million.

Series A Profits Interests were issued to legacy unit holders of Primexx Energy Partners, Ltd. (“PEP”). Additionally, a total 650 units of Series A Profits Interests have been authorized for issuance to management of the Company as incentive compensation. Granted shares vest equally over a five year period and become immediately vested upon a change in control.

Series A Profits Interest represent equity awards whose holders participate in profits of the Company once certain payout thresholds are met for the Series B and C Common Interest holders. Accordingly, the value of the Series A Profits Interest at issuance was de minimis.

The Company’s distribution of profit and loss will be applied as follows:

•	First, to the Common Interest Holders based on their pro-rata invested capital until a 13.5% rate of return is achieved.

•

Second, the vested Series A Profits Interest will receive 12.5% of the distributions with the remainder going to the Common Interest Holders until the Common Interest Holder achieve a 20% rate of return and a multiple of 2.05 times their invested capital.

•

Third, the vested Series A Profits Interest will receive 22.5% of the distributions with the remainder going to Common Interest Holders until the Common Interest Holders achieve a 30% rate of return and a multiple of 3.05 times their invested capital.

•	Fourth, the vested Series A Profits Interest will receive 32.5% of the distributions with the remainder going to the Common Interest Holders.

NOTE 7. MID-TERM INCENTIVE PLAN

In 2020, the Board of Directors established the Mid Term Incentive Plan (“MTIP”) as an incentive program for the Company’s directors, executives, and key employees. The program designates a pool of up to $15.0 million to be granted to employees and provide a cash award when the affiliated Primexx entities (Primexx Energy Partners, Ltd., BPP Energy Partners LLC, and Rock Ridge Royalty Company LLC) have a Liquidity Event. The award is to be split proportionately amongst the affiliated entities based on the cash amount received for each entity. The award vests in two tranches with 65% of the award vesting over a three-year period and 35% of the award is based on personal performance of the grantee as determined by the Board of Directors. The portion that is time vested will fully accelerate and vest upon the change of control of the entity subject to the grantee’s continuous service and remaining in good standing with the Company through the date of the change in control.

Because the MTIP award is not considered a substantive class of equity, and only pays grantees upon a liquidity event of the entity, there is no expense recorded in the financial statements related to these awards. As of December 31, 2020, the total pool granted to employees under the MTIP was completely distributed.

NOTE 8. RELATED PARTY TRANSACTIONS

Primexx Energy Partners Ltd.

The Company and Primexx Energy Partners, Ltd. (“PEP”) have management and unitholders in common and various resources of PEP are utilized in the management and operations of the Company. These resources include technology, office space and personnel. The costs of these resources are charged to the Company based on the time allocated by employees engaged in the work of the Company as well as actual cost incurred. The following chart details the transactions between these entities for the period (in thousands):

	March 31, 2021	March 31, 2020
Rock Ridge payable to PEP	$62	$591
Revenue received from PEP	$1,141	$2,727
General and administrative expenses reimbursed to PEP	$268	$775

BPP Energy Partners LLC

The Company has unitholders and management in common with BPP Energy Partners LLC (“BPP”) a Delaware limited liability company formed in 2017 to acquire and hold mineral and royalty interests in the Delaware Basin. The Company did not lease acres to BPP during the three-month periods ending March 31, 2021 and 2020.

Saragosa Field Services LLC

The Company has unitholders and management in common with Saragosa Field Services LLC (“SFS”) a Delaware limited liability company and subsidiary of PEP that was formed in 2017. The Company did not receive surface damage revenue from SFS during the three-month periods ending March 31, 2021 and 2020.

NOTE 9. COMMITMENTS AND CONTINGENCIES

The Company may become involved from time to time in litigation on various matters which are routine to the conduct of its business. Management is not currently a party to any material litigation and is not aware of any litigation threatened against the Company that could have a material adverse effect on the Company.

Current economic conditions may adversely affect the results of operations in future periods. The novel coronavirus (“COVID-19”) pandemic significantly affected the global economy and created significant volatility in the financial markets. These events, in addition to disruptions in the demand for oil combined with pressures on the global supply-demand balance for oil, resulted in significant volatility in oil prices during 2020. The effects of the COVID-19 pandemic negatively impacted the Company’s results of operations and led to a reduction in capital activities on the Company’s leasehold acreage. The impact of these events on the financial performance of the Company’s long-term operations is uncertain, including the duration of the COVID-19 pandemic and long-term effects on global oil demand. The financial statements have been prepared using values and information currently available to the Company.

NOTE 10. SUBSEQUENT EVENTS

Subsequent events were evaluated through the date the financial statements were available to be issued on July 29, 2021.

On June 8, 2021, the Company entered into an agreement with KMF Chambers HoldCo, LLC (“KMF”) to contribute all its mineral and royalty interests in exchange for certain membership interests in a wholly owned subsidiary of KMF. The closing of the transaction is expected to occur on June 30, 2021.

In connection with the transaction, the Company paid $0.8 million to unwind its remaining outstanding crude oil swap positions on June 11, 2021.